Exhibit 10.6

BLUE APRON HOLDINGS, INC.

RESTRICTED STOCK AWARD AGREEMENT

pursuant to the

BLUE APRON HOLDINGS, INC. 2012 EQUITY INCENTIVE PLAN

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of [      ], by and between Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), and [      ] (the “Recipient”) pursuant to the terms and conditions of the Blue Apron Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.  The Recipient agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in the case of a conflict with this Agreement, except as otherwise provided in the Plan.

In consideration of the mutual covenants and representations set forth below, the Company and the Recipient agree as follows:

1.                                      Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Recipient, and the Recipient accepts, [      ] shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Shares”), in consideration for the future performance of services.

2.                                      Issuance. The issuance of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and the Recipient. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, the Recipient shall execute this Agreement and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Recipient, reflecting the Shares.

3.                                      Forfeiture.   In the event the Recipient ceases to be an employee, consultant, advisor, officer or director of the Company (a “Service Provider”) for any or no reason, including, without limitation, by reason of the Recipient’s death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), “Disability”), resignation or involuntary termination, any Shares which have not yet vested (the “Unvested Shares”) shall immediately and automatically be forfeited to the Company in exchange for no consideration.  Upon forfeiture of the Unvested Shares, the Company shall become the legal and beneficial owner of the Unvested Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being forfeited to the Company.

4.                                      Release of Shares from Forfeiture; Vesting.

A.                                    Vesting. So long as the Recipient’s continuous status as a Service Provider has not yet terminated in each such instance, the forfeiture provisions set forth in Section 3 on 1/4th of the total number of Shares shall lapse on [      ], and 1/36th of the total number of remaining Shares shall be released from the forfeiture provisions set forth in Section 3 on the last day of each calendar month after [      ], until all Shares have been released from the forfeiture provisions on [      ].

B.                                    Acceleration upon a Change in Control. In the event of a Change in Control (as defined below), 100% of the total number of Shares that have not been released from the forfeiture provisions shall be immediately vested and released from the forfeiture provisions, provided that the Recipient’s continuous status as a Service Provider has not been terminated prior to such time.

C.                                    “Change in Control” Definition. For purposes of this Agreement, a “Change in Control” shall have the meaning set forth in the Plan.

D.                                    Delivery of Released Shares. Subject to the provisions of Section 7, the Shares which have been released from the forfeiture provisions shall be delivered to the Recipient at the Recipient’s request.

5.                                      Restrictions on Transfer.

A.                                    Investment Representations and Legend Requirements. The Recipient hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. The Recipient understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AND FORFEITURE PROVISIONS AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, LOCK-UP PERIOD AND FORFEITURE PROVISIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

B.                                    Stop-Transfer Notices. The Recipient agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.                                    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Recipient or other transferee to whom such Shares shall have been so transferred.

D.                                    Lock-Up Period. The Recipient hereby agrees that the Recipient shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Recipient enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Recipient further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

E.                                     Unvested Shares. No Unvested Shares subject to the forfeiture provisions contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Recipient, other than as expressly permitted or required by Section 3.

F.                                      Released Shares. No Shares issued pursuant to this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Recipient or any subsequent transferee, other than in compliance with the Company’s right of first refusal provisions contained in Section 6 of this Agreement or any other restriction contained in the Plan or the Company’s Certificate of Incorporation or bylaws.

6.                                      Company’s Right of First Refusal. Before any Shares acquired by the Recipient pursuant to this Agreement (or any beneficial interest in such Shares) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Recipient or any subsequent transferee (each a “Holder”), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

A.                                    Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this section and on the same terms described in the notice.

B.                                    Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 6.C.

C.                                    Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in its sole discretion.

D.                                    Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof within 30 days after receipt by the Company of the Holder’s notice (or at such later date as is called for by such notice).

E.                                     Holder’s Right to Transfer. If all of the Shares proposed in the notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee; provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to the Company; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this section.

F.                                      Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the transfer of any or all of the Shares during the Holder’s lifetime or on the Holder’s death by will or intestacy to (i) the Holder’s spouse or domestic partner; (ii) the Holder’s lineal descendants or antecedents, siblings, aunts, uncles, cousins, nieces and nephews (including adoptive relationships and step relationships), and their spouses or domestic partners; (iii) the lineal descendants or antecedents, siblings, cousins, aunts, uncles, nieces and nephews of Holder’s spouse or domestic partner (including adoptive relationships and step relationships), and their spouses or domestic partners; and (iv) a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this section; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Holder and all transfers by any transferee.  For purposes of this Agreement, a person will be deemed to be a “domestic partner” of another person if the two persons (1) reside in the same residence and plan to do so indefinitely, (2) have resided together for at least one (1) year, (3) are each at least 18 years of age and mentally competent to consent to contract, (4) are not blood relatives any closer than would prohibit legal marriage in the state in which they reside, (5) are financially interdependent, as demonstrated to the reasonable satisfaction of the Company and (6) have each been the sole spouse equivalent of the other for the year prior to the transfer and plan to remain so indefinitely; provided that a person will not be considered a domestic partner if he or she is married to another person or has any other spouse equivalent.

G.                                    Termination of Right of First Refusal. The right of first refusal contained in this section shall terminate as to all Shares purchased hereunder upon the earlier of: (i) the closing date of the first sale of Class B Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the

Securities Act, and (ii) the closing date of a Change in Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

7.                                      Escrow.

A.                                    Deposit. As security for the faithful performance of this Agreement, the Recipient agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Exhibit B attached to this Agreement, executed by the Recipient and by the Recipient’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or to another designee of the Company (the “Escrow Agent”). These documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Recipient set forth in Exhibit C attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the Closing.

B.                                    Rights in Escrow Shares. Subject to the terms hereof, the Recipient shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares. If, from time to time while any of the Shares remain Unvested Shares, there is (i) any stock dividend, stock split or other change in the Shares, (ii) any dividend of cash or other property on the Shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which the Recipient is entitled by reason of the Recipient’s ownership of the Shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as “Shares” for purposes of this Agreement and the vesting and forfeiture provisions.

8.                                      Tax Consequences. The Recipient has reviewed with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Recipient understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price, if any, for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the forfeiture provisions set forth in Section 3. The Recipient understands that the Recipient may elect to be taxed at the time the Shares are granted rather than when and as the forfeiture provisions lapse by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of grant. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT D AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON THE RECIPIENT’S BEHALF.

9.                                      General Provisions.

A.                                    Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.  Recipient hereby expressly consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in the Borough of Manhattan, in New York City, New York, for any lawsuit arising under this Agreement.

B.                                    Integration. This Agreement, including all exhibits hereto, and the Plan represent the entire agreement between the parties with respect to the issuance of the Shares to the Recipient and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C.                                    Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Recipient pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D.                                    Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Recipient and his or her heirs, executors, administrators, successors and assigns.

E.                                     Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Recipient without the prior written consent of the Company. Any attempt by the Recipient without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

F.                                      Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G.                                    Recipient Investment Representations and Further Documents. The Recipient agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

H.                                   Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I.                                        Rights as Stockholder. Subject to the terms and conditions of this Agreement, the Recipient shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Recipient delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement), and until such time as the Recipient disposes of the Shares in accordance with this Agreement. Upon such transfer, the Recipient shall have no further rights as a holder of the Shares so issued except (in the case of a transfer to the Company) the right to receive payment for the Shares so issued in accordance with the provisions of this Agreement, and the Recipient shall forthwith cause the certificate(s) evidencing the Shares so issued to be surrendered to the Company for transfer or cancellation.

J.                                        Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K.                                    Service Provider at Will. THE RECIPIENT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING ISSUED SHARES HEREUNDER). THE RECIPIENT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH THE RECIPIENT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RECIPIENT’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

L.                                     Reliance on Counsel and Advisors. The Recipient acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. The Recipient is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

M.                                 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Recipient agrees to notify the Company of any change in his or her address below.

RECIPIENT	BLUE APRON HOLDINGS, INC.

Signature	Signature

Matthew Salzberg
Print Name	Print Name

Address:	President & CEO
Print Title

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

RECIPIENT	:	[ ]

COMPANY	:	Blue Apron Holdings, Inc.

SECURITY	:	Class B Common Stock

AMOUNT	:	[ ] shares

DATE	:	[ ]

In connection with the issuance of the above-listed shares, I, the undersigned Recipient, represent to the Company as follows:

1.                                      The Company may rely on these representations. I understand that the Company’s issuance of the shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such issuance. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2.                                      I am acquiring for investment. I am acquiring the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being acquired and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3.                                      I can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4.                                      I am informed about the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5.                                      I recognize my economic risk. I realize that the acquisition of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6.                                      I know that the shares are restricted securities. I understand that the shares are “restricted securities” in that the Company’s sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A.                                    I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B.                                    the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C.                                    the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7.                                      I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after my acquisition and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8.                                      I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. I further understand that at the time I wish to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude me from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9.                                      I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

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10.                               I know that I may have tax liability due to the uncertain value of the shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my acquisition is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11.                               Residence. The address of my principal residence is set forth on the signature page below.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.

Recipient’s Signature

Print Name

Address of Recipient’s principal residence:

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EXHIBIT B

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement dated as of           , 201[   ], the undersigned hereby sells, assigns and transfers unto the Corporate Secretary of Blue Apron Holdings, Inc., a Delaware corporation (the “Company”),            (        ) shares of Company Class B Common Stock, standing in the undersigned’s name on the books of said corporation represented by certificate number         delivered herewith, and does hereby irrevocably constitute and appoint the Corporate Secretary of Company as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

(Signature)

(Print Name)

(Spouse’s Signature, if any)

(Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Restricted Stock Award Agreement between the above assignor and the above corporation, dated as of         , 201[   ].

INSTRUCTION:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.  THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO REQUIRE FORFEITURE OF THE SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF THE RECIPIENT.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

Blue Apron Holdings, Inc.

5 Crosby Street, 3rd Floor

New York, NY 10013

Attn: Corporate Secretary

Dear Secretary:

As Escrow Agent for both Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), and [      ] (the “Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (the “Agreement”), dated as of [      ], to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1.                                      In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) determines that the Unvested Shares are subject to forfeiture, as set forth in the Agreement, the Company shall give to the Recipient and you a written notice specifying the number of shares of stock to be forfeited, and such forfeiture shall happen automatically. The Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.                                      At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.                                      The Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Recipient does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, the Recipient shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.                                      Upon written request of the Recipient after each successive one-year period from the date of the Agreement, unless the Unvested Shares have been forfeited, you will deliver to the Recipient a certificate or certificates representing so many shares of stock remaining in escrow as are not then subject to forfeiture. On the date that is 95 days after the date the Recipient’s status as a Service Provider (as defined in the Agreement) to the Company terminates, you will deliver to the Recipient a certificate or certificates representing the aggregate number of shares not forfeited to the Company or its assignees pursuant to the Restricted Stock Award Agreement.

5.                                      If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Recipient, you shall deliver all of same to the Recipient and shall be discharged of all further obligations hereunder.

6.                                      Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.                                      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Recipient while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.                                      The Company and the Recipient hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the Company or the Recipient hereunder.

9.                                      You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10.                               You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11.                               You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall reimburse you for any such disbursements.

12.                               Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.                               You are expressly authorized to delegate your duties as Escrow Agent hereunder to the law firm of Wilmer Cutler Pickering Hale and Dorr LLP or any other law firm, which delegation, if any, may change from time to time and shall survive your resignation as Escrow Agent.

14.                               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

15.                               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

16.                               Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or four days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid and return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	Blue Apron Holdings, Inc.
5 Crosby Street, 3rd Floor
New York, NY 10013
Attention: General Counsel

RECIPIENT:	[ ]
[ ]
[ ]

ESCROW AGENT:	Corporate Secretary
Blue Apron Holdings, Inc.
5 Crosby Street, 3rd Floor
New York, NY 10013

17.                               By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

18.                               This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

BLUE APRON HOLDINGS, INC.
a Delaware corporation

By:

Print name:

Title:

RECIPIENT:

[ ]

(Signature)

ESCROW AGENT:

Corporate Secretary

[Signature Page to Joint Escrow Instructions]

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT D.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov>

EXHIBIT D

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1.                                      The name, address and taxpayer identification number of the undersigned are as follows:

NAME OF TAXPAYER:                                             SPOUSE:

TAXPAYER’S ADDRESS:

TAXPAYER ID #:                                                         SPOUSE’S ID #:

2.                                      The property with respect to which the election is made is described as follows:                 (      ) shares (the “Shares”) of the Class B Common Stock of                      (the “Company”).

3.                                      The date on which the property was transferred is:            , 20  .

4.                                      The taxable year for which the election is made is: 20  .

5.                                      The property is subject to the following restrictions: The Shares may be forfeited to the Company, or its assignee, upon the occurrence of certain events. This forfeiture provision lapses with regard to a portion of the Shares over time.

6.                                      The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $       .

7.                                      The amount, if any, paid for such property: $       .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[ ], Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

EXHIBIT E

SPOUSAL CONSENT

I,                                                                               , spouse of                           , have read and approve of the foregoing Restricted Stock Award Agreement, dated as of                   , 20  , together with all exhibits and attachments thereto (collectively, the “Agreement”), by and between my spouse and Blue Apron Holdings, Inc., a Delaware corporation (the “Company”). In consideration of the Company’s issuing to                                    (           ) shares of Class B Common Stock of the Company as set forth in the Agreement, I hereby appoint [Recipient] as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under any laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:

“Spouse of Recipient”

(Signature)

(Print Name)